Exhibit 23.1.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Post Effective Amendment No. 1 to Form S-8 (Registration No. 33-34264) of AT&T Corp. of our report dated March 9, 2000 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 9, 2000 relating to the consolidated financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
New York, New York
June 29, 2000